SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

International Aluminum Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-7256	95-2385235
(Commission File Number)	(I.R.S. Employer Identification No.)

767 Monterey Pass Road Monterey Park, California	91754
(Address of Principal Executive Offices)	(Zip Code)

(323) 264-1670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

Chairman of the Board Compensation Arrangements

In June of this year, International Aluminum Corporation, or IAL, announced that, effective July 1, 2005, C.C. Vanderstar would relinquish his title of Chief Executive Officer, but would continue to serve as Chairman of the Board of Directors of IAL and to remain active in the company’s business.

On July 11, 2005, the Compensation Committee of the Board of Directors established the compensation and other benefits to be received by Mr. Vanderstar in his capacity as Chairman of the Board of Directors.  Unless and until changed by subsequent agreement between the company and Mr. Vanderstar, he will receive $37,500 per quarter, payable in accordance with the company’s usual payroll policies for senior management.  Mr. Vanderstar will receive no salary or other cash compensation for his service as Chairman, but will continue to receive all of the health insurance and other non-cash benefits he was previously receiving as an employee of the company.  The new arrangements were made effective as of July 1, 2005.  IAL has no written employment agreement with Mr. Vanderstar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ALUMINUM CORPORATION

	By:	/s/ MITCHELL K. FOGELMAN
Dated: July 11, 2005		Mitchell K. Fogelman, Senior Vice President-Finance